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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) August 4, 2004

                              IMC SECURITIES, INC.

      (as depositor under the Pooling and Servicing Agreement, dated as of
        March 1, 1997, providing for the issuance of IMC Home Equity Loan
         Trust 1997-2 Home Equity Loan Pass-Through Certificates, Series
                                     1997-2)


                              IMC SECURITIES, INC.
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               (Exact name of registrant as specified in charter)
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        DELAWARE                         333-04911             59-3284026
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(State or other jurisdiction    (Commission File Number)    (I.R.S. Employer
      of incorporation)                                     Identification No.)


5901 E. Fowler Ave.
Tampa, FL                                                         33617
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(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code (813) 984-8801


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Item 9.     REGULATION FD DISCLOSURE.

                  Commencing in August 2004, Select Portfolio Servicing, Inc. ("SPS"), as the Servicer of the mortgage loans for the IMC Home Equity Loan Trust 1997-2 (the "Trust") Home Equity Loan Pass-Through Certificates, Series 1997-2 (the "Securities"), will post on its internet website, certain loan-level information concerning the Trust's mortgage loans that is not available in the regular monthly reports made available to the holders of the Securities. Such data initially can be accessed at WWW.SELECTSERVICING.COM/DATAMART/. SPS may in the future make loan-level information concerning the Trust's mortgage loans available at a different location on its website (currently located at WWW.SELECTSERVICING.COM) or require that users register as a condition to obtaining access to such loan-level information.

                  The loan-level information concerning the Trust's mortgage loans that SPS will post on its website will not be incorporated into or made a part of depositor's Registration Statement (File Number 333-04911) or any prospectus or report filed under or pursuant to such Registration Statement.



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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Servicer has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on behalf of the Registrant as depositor.

August 4, 2004                   SELECT PORTFOLIO SERVICING, INC.

                                 By:   /s/ GREGORY E. HARMER
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                                 Name:  GREGORY E HARMER
                                 Title: EXECUTIVE VICE PRESIDENT & SECRETARY